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                                                                   EXHIBIT 23.04
                                                                   -------------



                   CONSENT OF PRAIRIE CAPITAL SERVICES, INC.
                   -----------------------------------------


     We hereby consent to the use of our opinion letter dated April 9, 1996, to the Board of Directors of The National Bank of Carmi included as Appendix D to the Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of a subsidiary of Old National Bancorp and The National Bank of Carmi, and to the references to such opinion in such Proxy Statement-Prospectus. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                PRAIRIE CAPITAL SERVICES, INC.



                                By: /s/ DAVID E. DOWNEN
                                    -------------------
                                   David E. Downen
                                   President


April 9, 1996